UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2004

WITS BASIN PRECIOUS MINERALS INC. (Exact Name of Registrant as Specified in Charter)

Minnesota	1-12401	84-1236619
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

520 Marquette Avenue, Suite 900
Minneapolis, Minnesota		55402
(Address of Principal Executive Offices)		(Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

The Registrant entered into a Shareholders Agreement dated August 27, 2004 (the “Shareholders Agreement”), by and among the Registrant, AfriOre International (Barbados) Limited (“AfriOre”) and its wholly owned subsidiary Kwagga Gold (Barbados) Limited (“Kwagga”), both corporations formed under the laws of Barbados, and an amendment to the Shareholders Agreement dated August 30, 2004 (the “Amendment”). The Shareholders Agreement and Amendment collectively supersede the Heads of Agreement entered into among the parties in June 2003 and provides the Registrant with additional rights relating to its participation in the South African gold exploration project referred to as the FSC Project, including, without limitation, the following:

(1)	Kwagga is required to issue to the Registrant shares representing approximately 33.6 percent of Kwagga’s outstanding equity in consideration of the Registrant’s aggregate advances of $2.025 million made to date;

(2)	Upon such time as the Registrant has advanced the final $75,000 of its initial $2.1 million commitment to fund Kwagga’s exploration activities in the FSC Project, it will receive an additional number of shares of Kwagga’s stock in order to bring its aggregate ownership to 35 percent;

(3)	If AfriOre and Kwagga elect to discontinue the Phase I exploration program, then the Registrant can require Kwagga to repurchase its Kwagga shares at an aggregate price equal to the remaining unspent balance of the initial $2.1 million to be advanced by the Registrant;

(4)	At such time as the Registrant satisfies the entire $2.1 million initial commitment, the board of directors of Kwagga will be reconstituted to consist of 6 directors, 3 of whom will be nominated by the Registrant and 3 by AfriOre; and

(5)	Until the period following Phase I completion of the FSC Project in which the Registrant can elect to advance an additional $1.4 million to receive an additional 15 percent equity stake in Kwagga (defined as the “Phase Two Election Period” in the Shareholders Agreement), Kwagga cannot take certain significant corporate actions without the prior consent of the Registrant, including, without limitation, entering into transactions outside the ordinary course of business, changing accountants, creating an encumbrance against Kwagga assets, issuing shares of Kwagga, and incurring or guaranteeing indebtedness.

The foregoing is qualified in its entirety by reference to the Shareholder Agreement and the Amendment, which are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K; and such exhibits are incorporated herein by reference.

1

Item 9.01. Financial Statements and Exhibits.
(a)	Not required

(b)	Not required

(c)	Exhibits

Exhibit	Description of Document
10.1	Shareholders Agreement by and among AfriOre International (Barbados) Limited, Wits Basin Precious Minerals Inc., and Kwagga God (Barbados) Limited, dated August 27, 2004.

10.2	Amendment To Shareholders Agreement by and among AfriOre International (Barbados) Limited, Wits Basin Precious Minerals Inc., and Kwagga God (Barbados) Limited, dated August 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: September 1, 2004	By:	/s/ Mark D. Dacko

Mark D. Dacko
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit	Description of Document
10.1	Shareholders Agreement by and among AfriOre International (Barbados) Limited, Wits Basin Precious Minerals Inc., and Kwagga God (Barbados) Limited, dated August 27, 2004.

10.2	Amendment To Shareholders Agreement by and among AfriOre International (Barbados) Limited, Wits Basin Precious Minerals Inc., and Kwagga God (Barbados) Limited, dated August 30, 2004.

3